JOHN HANCOCK FUNDS II

AMENDMENT TO SUBADVISORY AGREEMENT

AMENDMENT made as of this 20th day of March, 2013 to the Subadvisory Agreement dated April 28, 2006, as amended (the “Agreement”), between John Hancock Investment Management Services, LLC, a Delaware limited liability company (the “Adviser”), and John Hancock Asset Management a division of Manulife Asset Management (US) LLC, a Delaware limited liability company (the “Subadviser”). In consideration of the mutual covenants contained herein, the parties agree as follows:

1.	CHANGE IN APPENDIX A

Appendix A of the Agreement relating to compensation of the Subadviser is amended to add the Global Equity Fund.

2.	EFFECTIVE DATE

The Amendment shall become effective the later to occur of: (i) approval of the Amendment by the Board of Trustees of John Hancock Funds II and (ii) execution of the Amendment.

3.	DEFINED TERMS

Unless otherwise defined herein, capitalized terms used herein have the meanings specified in or pursuant to the Agreement.

4.	OTHER TERMS OF THE AGREEMENT

Except as specifically amended hereby, all of the terms and conditions of the Agreement shall continue to be in full force and effect and shall be binding upon the parties in accordance with their respective terms.

(THE REMAINDER OF THIS SPACE HAS BEEN INTENTIONALLY LEFT BLANK)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed under seal by their duly authorized officers as of the date first mentioned above.

JOHN HANCOCK INVESTMENT MANAGEMENT SERVICES, LLC

By:	/s/ Leo Zerilli
Leo Zerilli
Senior Vice President and
Chief Investment Officer

JOHN HANCOCK ASSET MANAGEMENT A DIVISION OF MANULIFE ASSET MANAGEMENT (US) LLC

By:	/s/ Diane Landers
Diane Landers
Vice President and Chief Administrative Officer

2

APPENDIX A

The Subadviser shall serve as investment subadviser for each Portfolio of the Trust listed below. The Adviser will pay the Subadviser, as full compensation for all services provided under this Agreement with respect to each Portfolio, the fee computed separately for such Portfolio at an annual rate as follows (the “Subadviser Fee”):

	First	Next	Excess Over
Portfolio	$250 million	$500 million	$750 million
	of Aggregate	of Aggregate	of Aggregate

Emerging Markets Debt Fund

Short Term Government Income Fund

	First	Next	Excess Over
Portfolio	$250 million	$250 million	$500 million
	of Aggregate	of Aggregate	of Aggregate
	Net Assets*	Net Assets*	Net Assets*

Asia Total Return Bond Fund

	First	Next	Excess Over
Portfolio	$2.5 Billion	$2.5 Billion	$5 Billion
	of Aggregate	of Aggregate	of Aggregate
	Net Assets*	Net Assets*	Net Assets*
Active Bond

	First $500 million	Next $500 million	Excess Over
	of Aggregate	of Aggregate	$1 billion of
Portfolio	Net Assets*	Net Assets*	Aggregate Net Assets*
Fundamental Large Cap
Value Fund

	First $500 million	Next $500 million	Next $500 million	Excess Over
	of Aggregate	of Aggregate	of Aggregate	$1.5 billion
Portfolio	Net Assets*	Net Assets*	Net Assets	of Aggregate
Net Assets*
Fundamental Large
Cap Core Fund

	First $2.5 billion	Excess Over $2.5 billion
Portfolio	of Aggregate Net Assets*	of Aggregate Net Assets*
Fundamental All Cap	Core Fund

A-1

Portfolio	First $500 million of Aggregate Net Assets*	Next $3 Billion of Aggregate Net Assets*	Excess Over $3.5 Billion of Aggregate Net Assets*
Strategic Income Opportunities Fund

Portfolio	First $150 million of Aggregate Net Assets*	Between $150 million and $500 million of Aggregate Net Assets*	Between $500 million and $2.5 billion of Aggregate Net Assets*	Excess Over $2.5 billion of Aggregate Net Assets*
High Income Fund

Portfolio	First $1 billion	Excess over $1 billion
Diversified Strategies Fund

Fundamental Global Franchise
Fund

		Between	Between
		$2.5 billion and	$7.5 billion and	Excess Over
	First $2.5 billion	$7.5 billion of	$10 billion of	$10 billion
	of Aggregate Net	Aggregate Net	Aggregate Net	of Aggregate
Portfolio	Assets*	Assets*	Assets*	Net Assets*
Strategic Equity
Allocation Fund

Portfolio	First $500 million of	Excess over $500 million of
	Aggregate Net Assets*	Aggregate Net Assets*
Global Equity Fund

**When Aggregate Net Assets exceed $ million, the fee is % on all asset levels.

A-2

Portfolio	All Asset Levels

Alternative Asset Allocation Fund

Core Fundamental Holdings Fund

Core Global Diversification Fund

Core Diversified Growth & Income Fund

Retirement Living through 2010 Portfolio

Retirement Living through 2015 Portfolio

Retirement Living through 2020 Portfolio

Retirement Living through 2025 Portfolio

Retirement Living through 2030 Portfolio

Retirement Living through 2035 Portfolio

Retirement Living through 2040 Portfolio

Retirement Living through 2045 Portfolio

Retirement Living through 2050 Portfolio

Lifestyle Aggressive Portfolio

Lifestyle Balanced Portfolio

Lifestyle Conservative Portfolio

Lifestyle Growth Portfolio

Lifestyle Moderate Portfolio

Retirement Choices at 2010 Portfolio

Retirement Choices at 2015 Portfolio

Retirement Choices at 2020 Portfolio

Retirement Choices at 2025 Portfolio

Retirement Choices at 2030 Portfolio

Retirement Choices at 2035 Portfolio

Retirement Choices at 2040 Portfolio

Retirement Choices at 2045 Portfolio

Retirement Choices at 2050 Portfolio

*The term Aggregate Net Assets for a given day includes the net assets of a Portfolio of the Trust. It also includes the net assets of one or more other portfolios of the Trust or other trusts as indicated below, but in each case only for the period during which the Subadviser for the Portfolio also serves as the subadviser for the other portfolio(s). For purposes of determining Aggregate Net Assets and calculating the Subadviser Fee for a given day, the net assets of the Portfolio and each other portfolio of the Trust are determined by the Custodian as of the close of business on the previous business day of the Trust, and the net assets of each portfolio of each other fund or trust are determined as of the close of business on the previous business day of that fund.

A-3

Trust Portfolios	Other Portfolios

Active Bond Fund	Active Bond Trust, a series of John Hancock Variable Insurance Trust

Asia Total Return Bond Fund	Not Applicable

Strategic Income Opportunities Fund	Strategic Income Opportunities Trust, a series of John Hancock Variable Insurance Trust

High Income Fund	Not Applicable

Short Term Government Income Fund	Short Term Government Income Trust, a series of John Hancock Variable Insurance Trust

Fundamental Large Cap Value Fund	Fundamental Large Cap Value Trust, a series of John Hancock Variable Insurance Trust

Fundamental Large Cap Core Fund	Not Applicable

Fundamental All Cap Core Fund	Fundamental All Cap Core Trust, a series of John Hancock Variable Insurance Trust

Diversified Strategies Fund	Not Applicable

Strategic Equity Allocation Fund	Strategic Equity Allocation Trust, a series of John Hancock Variable Insurance Trust

Fundamental Global Franchise Fund	Not Applicable

Global Equity Fund	Not Applicable

Alternative Asset Allocation Fund

Core Fundamental Holdings Fund

Core Global Diversification Fund

Core Diversified Growth & Income Fund

Emerging Markets Debt Fund

Retirement Living through 2010 Portfolio

Retirement Living through 2015 Portfolio

Retirement Living through 2020 Portfolio

Retirement Living through 2025 Portfolio

Retirement Living through 2030 Portfolio

Retirement Living through 2035 Portfolio

Retirement Living through 2040 Portfolio

Retirement Living through 2045 Portfolio

Not Applicable

A-4

Retirement Living through 2050 Portfolio

Lifestyle Aggressive Portfolio

Lifestyle Balanced Portfolio

Lifestyle Conservative Portfolio

Lifestyle Growth Portfolio

Lifestyle Moderate Portfolio

Retirement Choices at 2010 Portfolio

Retirement Choices at 2015 Portfolio

Retirement Choices at 2020 Portfolio

Retirement Choices at 2025 Portfolio

Retirement Choices at 2030 Portfolio

Retirement Choices at 2035 Portfolio

Retirement Choices at 2040 Portfolio

Retirement Choices at 2045 Portfolio

Retirement Choices at 2050 Portfolio

The Subadviser Fee for a Portfolio shall be based on the applicable annual fee rate for the Portfolio which for each day shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates in the table to the applicable portions of Aggregate Net Assets divided by (ii) Aggregate Net Assets (the “Applicable Annual Fee Rate”). The Subadviser Fee for the Portfolio shall be accrued for each calendar day, and the sum of the daily fee accruals shall be paid monthly to the Subadviser within 30 calendar days of the end of each month. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Fee Rate, and multiplying this product by the net assets of the Portfolio. The Adviser shall provide Subadviser with such information as Subadviser may reasonably request supporting the calculation of the fees paid to it hereunder. Fees shall be paid either by wire transfer or check, as directed by Subadviser.

If, with respect to any Portfolio, this Agreement becomes effective or terminates, or if the manner of determining the Applicable Annual Fee Rate changes, before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination or from the beginning of such month to the date such change, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination or change occurs.

A-5